U.S. SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             Amendment No. 1 to
                                 FORM SB-2


          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              GOENERGY, INC.
                       ---------------------------
           (Exact name of Registrant as specified in its charter)

DELAWARE                                        98-0357690
-------------                                   -----------
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                 Identification Number)


4526 Underwood Avenue
North Vancouver, B.C.
British Columbia, Canada                        V7K 2S2
-------------------------                       -------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)961-8878
                                               --------------
STRATO MALAMAS
4526 Underwood Avenue
North Vancouver, B.C.
British Columbia, Canada                        V7K 2S2
-------------------------                       -------
(Name and address of agent                     (Zip Code)
for service)

Agent's telephone number,
including area code:                           (604)961-8878
                                               --------------

Approximate date of commencement of proposed
sale to the public:                        as soon as practicable after
                                           the effective date of this
                                           Registration Statement.



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |__|


                    CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                       PROPOSED      PROPOSED
CLASS OF                            MAXIMUM       MAXIMUM
SECURITIES                          OFFERING      AGGREGATE    AMOUNT OF
TO BE         AMOUNT TO BE          PRICE PER     OFFERING  REGISTRATION
REGISTERED    REGISTERED            SHARE (1)     PRICE (2)     FEE (2)
- ----------------------------------------------------------------------
Common Stock  1,569,893 shares      $0.05         $ 78,494.65    $6.36
------------------------------------------------------------------------

(1) Based on the last sales price of $0.05 on April 30, 2002.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                SUBJECT TO COMPLETION, Dated September 29, 2003

                                  PROSPECTUS


                                 GOENERGY INC.
                               1,569,893 SHARES
                                 COMMON STOCK
                               ----------------

All of our shares of common stock being offered pursuant to this prospectus will be sold by the selling shareholders named in this prospectus. We will not receive any proceeds from this offering.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The Securities and Exchange Commission has not made any recommendations that you buy or not buy our shares. Any representation to the contrary is a criminal offense.


       The Date Of This Prospectus Is:  September 29, 2003



                              Table Of Contents
                                                               PAGE
                                                               ----
Summary .......................................................  4
Risk Factors ..................................................  5
  -  If we do not obtain additional financing, our business
     will fail ................................................  5
- If exploration of our current oil and gas properties is unsuccessful, we will need to secure additional financing to continue business operations...........................  5
  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6
  -  There is a substantial  risk that we will not find
     exploitable oil and gas reserves and that our business
     will fail ................................................. 6
  - There are inherent dangers involved in oil and gas exploration. We may incur liability for environmental damage and other potential hazards........................  7
  -  Even if we discover commercial reserves of oil and gas, we may not be able to successfully obtain commercial
     production ............. .................................  7
  -  Our ability to continue as a going concern is
     questionable..............................................  7
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively affected ......................................  7
  -  Because our president, Mr. Strato Malamas, owns 63.66%
     of our outstanding stock, he will make and control
     corporate decisions that may be disadvantageous to
     minority stockholders ....................................  8
  -  Because our directors have other business interests,
     they may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8
  -  Because management has only limited experience in oil and gas exploration, the business has a higher risk of
     failure ..................................................  8
  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8
  -  If a market for our common stock develops, our stock
     price may be volatile ....................................  9

Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons .. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
    Securities Act Liabilities ................................ 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 27
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 30
Changes in and Disagreements with Accountants ................. 31
Available Information ......................................... 31

Until ______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  Summary

Go Energy, Inc.

Prospective investors are urged to read this prospectus in its entirety.

We intend to commence operations in the oil and gas property exploration business. To date, we have not conducted any exploration activities.

We were incorporated on May 2, 2001 under the laws of the state of Delaware. After raising initial capital for operations between May 2, 2001 and July 31, 2001, we commenced reviewing various oil and gas property acquisition opportunities.

In March 2002, we acquired a 25% working interest and a 19.50% net revenue interest in oil and gas leases located in Hood County, Texas. We refer to this oil and gas property as the Hood County Prospect. We may exercise this option by funding 100% of all expenditures necessary to drill a test oil and gas well on the property. In the same month, we also acquired a 1% working interest, and corresponding 0.78% net revenue interest, in another property located in Hood County known as the Tolar Property.

Our objective is to conduct oil and gas exploration activities on the Hood County Prospect in order to assess whether it possesses commercially exploitable reserves of oil and/or natural gas. We have not, as yet, identified any commercially exploitable reserves. Our proposed exploration program is designed to search for commercially exploitable reserves.

Our principal offices are located at 4526 Underwood Avenue, North Vancouver, British Columbia, Canada.

The Offering

Securities Being Offered     Up to 1,569,893 shares of common stock.

Offering Price               The selling shareholders will sell our
                             shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.

Terms of the Offering        The selling  shareholders
                             will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the  1,569,893  shares of common stock have been
                             sold, the shares no longer need to be registered to
                             be sold due to the  operation of Section  144(k) of
                             the   Securities  Act  of  1933  or  we  decide  to
                             terminate the registration of the shares.
Securities Issued
And to be Issued             4,319,893 shares of our common stock are
                             issued and outstanding as of the date of
                             this prospectus.  Existing shareholders   will sell
                             all of the shares of our common stock
                             to be sold under this prospectus.

Use of Proceeds              We will not receive any
                             proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data                           May 31, 2003
------------------

Cash                                          $  10,624
Total Assets                                  $  49,165
Liabilities                                   $  29,254
Total Stockholders' Equity                    $  19,911

Statement of Loss and Deficit
-----------------------------
              From Incorporation on                For the ten-month period
           May 2, 2001 to May 31, 2003              ended May 31, 2003

Revenue             $ 4,579                                $3,689
Net Loss            $51,734                               $11,765

All of the revenue that we have generated since our incorporation represents bank interest and accrued interest on the note receivable.

                          Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the Tolar Property and Hood County Prospect, and therefore we will need to obtain additional financing in order to complete our business plan. As of May 31, 2003, we had cash in the amount of $10,624. We currently do not have any operations and we have no income. Our business plan calls for expenses in connection with the exploration of the Hood County oil and gas prospect.

To maintain our 25% working interest in the Hood County Prospect well, we must pay approximately $463,000, representing the estimated drilling costs. The first well to be drilled on the Tolar Property is anticipated to cost approximately the same, $463,000. In order to maintain our 1% working interest in the well, we are required to pay about $4,630. While we have sufficient funds to maintain our 1% working interest in the Tolar Property well, we will require additional financing in order to maintain our 25% working interest in the Hood County Prospect well. We will also require additional financing if the costs of the exploration of our leased oil and gas prospect are greater than anticipated.

IF EXPLORATION OF OUR CURRENT OIL AND GAS PROPERTIES IS UNSUCCESSFUL, WE WILL NEED TO SECURE ADDITIONAL FINANCING TO CONTINUE BUSINESS OPERATIONS.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.

If we do not generate revenues from our properties, we will be required to raise additional funds. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a portion of our interest in the Hood County Prospect or the Tolar Property to a third party that would conduct further exploration, which is not presently contemplated.

We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for oil and natural gas, investor acceptance of our properties, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not even begun the initial stages of exploration of our oil and gas property assets, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on May 2, 2001 and to date have been involved primarily in organizational activities and the acquisition of an interest in the Tolar Property and the Hood County Prospect. We have not earned any significant revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new oil and gas exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the Hood County Prospect. These potential problems include, but are not limited to, unanticipated problems relating to
exploration,   and  additional  costs  and  expenses  that  may  exceed  current estimates.

Prior to completion of a first well, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the production of oil or gas, we will not be profitable. Our ability to continue operations may be jeopardized.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

THERE IS SUBSTANTIAL RISK THAT WE WILL NOT FIND EXPLOITABLE OIL AND GAS RESERVES AND THAT OUR BUSINESS WILL FAIL.

The search for valuable hydrocarbons as a business is extremely risky. We can provide investors with no assurance that the Tolar Property or the Hood County Prospect contains commercially exploitable reserves of oil or gas. Exploration for oil and gas is a speculative venture necessarily involving substantial risk. There is no guarantee that any well we drill on either property will result in the discovery of commercial quantities of oil or natural gas.

THERE ARE INHERENT DANGERS INVOLVED IN OIL AND GAS EXPLORATION. WE MAY INCUR LIABILITY FOR ENVIRONMENTAL DAMAGE AND OTHER POTENTIAL HAZARDS.

The search for oil and gas involves numerous hazards. As a result, we may become subject to liability for hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position. We do not intend to seek environmental liability coverage.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF OIL AND GAS, WE MAY NOT BE ABLE TO SUCCESSFULLY OBTAIN COMMERCIAL PRODUCTION.

The Tolar Property and the Hood County Prospect do not contain any known reserves of oil or natural gas. If our exploration programs are successful in establishing oil and gas reserves capable of commercial production, we will require additional funds in order to place these properties into commercial production. The estimated cost of drilling each well is $313,547 with completion costs estimated at $150,000. We will be responsible for all of these costs with respect to the Hood County Prospect and 1%, or approximately $4,630, including completion costs, with respect to the Tolar Property. At this time, we can provide investors with no assurance that we will be able to obtain such financing.

OUR ABILITY TO CONTINUE AS A GOING CONCERN IS QUESTIONABLE.

Our auditors, Pannell Kerr Forster, Chartered Accountants, indicate in their Report of Independent Chartered Accountants that accompanies our audited financial statements for the fiscal year ended July 31, 2002 that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. These include the fact that we have had no operations, have established no source of revenue and need additional financing in order to complete our business plan. If we are unable to continue as a going concern, it is likely investors will lose their investments.

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

The Texas Railroad Commission is responsible for regulating the oil and gas industry in the state and preventing pollution from oil and gas operations, including the prevention of pollution of surface or subsurface water resulting from the drilling of oil and gas wells and the production of oil and gas. In addition to regulating the generation, management and disposal of hazardous oil and gas waste, the Texas Railroad Commission has the authority to regulate underground hydrocarbon storage, saltwater disposal pits and injection wells.

While we do not foresee any difficulties or additional expenses in complying with these regulations, the legal and regulatory environment that pertains to the exploration of oil and gas is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for oil and gas reserves. In addition to new laws and regulations being adopted, existing laws maybe applied to the oil and gas industry that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

BECAUSE OUR PRESIDENT, MR. STRATO MALAMAS, OWNS 63.66% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Strato Malamas, our president and director, owns approximately 63.66% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Malamas may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR DIRECTORS  HAVE OTHER  BUSINESS  INTERESTS,  THEY MAY NOT BE ABLE OR
WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our directors and officers, Strato Malamas, Stewart Jackson and James Michael Stewart, intend to devote only ten, two and two hours per week of their business time respectively on our affairs. Due to this limited involvement, we will rely heavily upon the consultants we retain to conduct work on our oil and gas exploration properties

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN OIL AND GAS EXPLORATION, THE BUSINESS HAS A HIGHER RISK OF FAILURE.

Our management has only limited experience in oil and gas exploration. None of our directors has technical training or experience in the oil and gas industry. As a result of this inexperience, there is a higher risk of our being unable to complete our business plan in the exploration and exploitation of oil and gas properties. We may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations and earnings and ultimate financial success may suffer irreparable harm as a result.

Our directors and officers, Strato Malamas, Stewart Jackson and James Michael Stewart, intend to devote only ten, two and two hours of their business time respectively on our affairs. Due to this limited involvement, we will rely heavily upon the consultants we retain to conduct work on our oil and gas exploration properties.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1) actual or anticipated variations in our results of operations; (2) our ability or inability to generate new revenues; (3) increased competition; and
(4) conditions and trends in the oil and gas industry.

Further, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks that we face described in the this Risk Factors section and elsewhere in this prospectus.

                             Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                       Determination Of Offering Price

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

                                 Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                            Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,569,893 shares of common stock offered through this prospectus.
These shares were acquired from us in a private placement completed April 30, 2001 that was exempt from registration under Regulation S of the Securities Act of 1933.

The following table provides as of September 29, 2003, information regarding the
beneficial   ownership  of  our  common  stock  held  by  each  of  the  selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering

                               Total Number
                               Of Shares To    Total Shares     Percent
                               Be Offered For  to Be Owned    Owned Upon
Name Of         Shares Owned   Selling         Upon           Completion
Selling         Prior To This  Shareholders    Completion Of    Of This
Stockholder     Offering       Account         This Offering    Offering
------------------------------------------------------------------------

David Oger          200,000      200,000           Nil              Nil
11247 Park Place
Surrey BC, Canada



                               Total Number
                               Of Shares To    Total Shares     Percent
                               Be Offered For  to Be Owned    Owned Upon
Name Of         Shares Owned   Selling         Upon           Completion
Selling         Prior To This  Shareholders    Completion Of    Of This
Stockholder     Offering       Account         This Offering    Offering
------------------------------------------------------------------------

Traugott Dalke     20,000       20,000           Nil              Nil
22164-20th Avenue
Surrey BC, Canada

Edith Harmat       10,000       10,000           Nil              Nil
2048 Palliser Avenue
Chilliwack BC, Canada

Richard Starling   10,000       10,000           Nil              Nil
30358 Merryfield Avenue
Abbotsford BC, Canada

Peter Walton       10,000       10,000            Nil             Nil
14530-92nd Avenue
Surrey BC, Canada

Norman Starling    20,000       20,000            Nil             Nil
30358 Merryfield Avenue
Abbotsford BC Canada

Kati Barker        20,000       20,000            Nil             Nil
32245 Cordova Avenue
Abbotsford BC, Canada

Edna Hotchen      100,000      100,000            Nil             Nil
6772-256th Street
Aldergrove BC, Canada

Nyliram Enterprises
Ltd.               10,000       10,000            Nil             Nil
Jerry Klein
5317- 252 Avenue
Alderegrove BC, Canada

Simone Grenier    100,000      100,000            Nil             Nil
331-2451 Gladwin Road
Abbotsford BC, Canada

Susan Watkins      10,000       10,000            Nil             Nil
7664 Garrett Drive
Delta BC, Canada

Suzanne Kennedy    10,000       10,000            Nil             Nil
33700 Essendene Avenue
Abbotsford BC, Canada

Anne-Marie        100,000      100,000            Nil             Nil
Hartmann
9410-266th Street
Whonnock BC, Canada



                                   Total Number
                                   Of Shares To  Total Shares   Percent
                                   Be Offered For Owned Upon  Owned Upon
Name Of             Shares Owned   Selling        Completion  Completion
Selling             Prior To This  Shareholders   of this      Of This
Stockholder         Offering       Account        Offering     Offering
------------------------------------------------------------------------------

Dudley Sheppard       10,000          10,000        Nil          Nil
11494-79A Avenue
North Delta BC, Canada

Jack Wilkinson       100,000         100,000        Nil          Nil
6638 Stoney Crescent
Delta BC, Canada

Derek Judd            40,000          40,000        Nil          Nil
11315 Loughren
Surrey BC, Canada

Vera Scarfe           40,000          40,000        Nil          Nil
#25-5721-231A Street
Langley BC, Canada

Tom Moran             50,000          50,000        Nil          Nil
29155 McTavish Road
Abbotsford BC, Canada

Michael Moran         50,000          50,000        Nil          Nil
29155 McTavish Road
Abbotsford BC, Canada

Adele Nichols         20,000          20,000        Nil          Nil
208-32175 Old Yale Road
Abbotsford BC, Canada

Suzanne              100,000         100,000        Nil          Nil
Skaaning
29172 Taylor Road
Mt. Lehman BC, Canada

Peter Sabell          20,000          20,000        Nil          Nil
7B-30321 Fraser Hwy.
Abbotsford BC, Canada

Gail Read            100,000         100,000        Nil          Nil
23788-72 Avenue
Langley BC, Canada

Kathe D.             100,000         100,000        Nil          Nil
Atkinson
4833 Angus Place
Surrey BC, Canada

Kevin                100,000         100,000        Nil          Nil
McCulloch
29495 Taylor Road
Mt. Lehman BC, Canada





                                   Total Number
                                   Of Shares To  Total Shares   Percent
                                   Be Offered For Owned Upon  Owned Upon
Name Of             Shares Owned   Selling        Completion  Completion
Selling             Prior To This  Shareholders   of this      Of This
Stockholder         Offering       Account        Offering     Offering
------------------------------------------------------------------------------

Reinhard             100,000         100,000        Nil          Nil
Grohmueller
6080 Ross Road
Abbotsford BC, Canada

John Watt             40,000          40,000        Nil          Nil
6685-19th Street
Surrey BC, Canada

Peter and Moira       26,293          26,293        Nil          Nil
Gray
29669 Camelot Avenue
Mt. Lehman BC, Canada

Eric Scott             4,000           4,000        Nil          Nil
4561-198B Street
Langley BC, Canada

Neil Jurlsen           4,200           4,200        Nil          Nil
8106-169th Street
Surrey BC, Canada

Nina Watt              5,000           5,000        Nil          Nil
35333 Sandyhill Road
Abbotsford BC, Canada

Dean Irving           10,000          10,000        Nil          Nil
4336-204th Street
Langley BC,Canada

Richard Sloan          4,400           4,400        Nil          Nil
8359-167A Street
Surrey BC, Canada

Diane Miller           4,000           4,000        Nil          Nil
32708 Chilcotin Drive
Abbotsford BC, Canada

E. Gilliland          10,000          10,000        Nil          Nil
29592 Galahad Crescent
Abbotsford BC, Canada

Ann Penner             6,000          6,000         Nil          Nil
12275 Gardener Street
Surrey BC, Canada

Karen Henne            6,000          6,000         Nil          Nil
PO Box 144
Maderia Park BC, Canada

TOTAL:             1,569,893      1,569,893         Nil          Nil


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,319,893 shares of common stock outstanding on September 29, 2003.

None of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If any selling shareholder enters into an agreement, after the effective date of this registration statement, to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising registration statement disclosure and filing the agreement of sale as an exhibit to the registration statement. Concurrently, any such broker dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;

   * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
   * contains a toll-free telephone number for inquiries on disciplinary actions;
   * defines significant terms in the disclosure document or in the *conduct of trading penny stocks; and * contains such other information and is in such form (including * language,type, size, and format) as the Commission shall require * by rule or regulation;

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Delaware is 2711 Centerville Road, Suite 400 Wilmington Delaware.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of September 29, 2003 are as follows:

Directors:

Name of Director                   Age
-----------------------          -----
Strato Malamas                     44

Stewart Jackson                    61

James Michael Stewart              52


Executive Officers:

Name of Officer                    Age            Office
---------------------            -----           -------
Strato Malamas                     44             president, chief
                                                  executive officer,
                                                  secretary, treasurer,
                                                  chief financial
                                                  officer and director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Strato Malamas has acted as our president, chief executive officer, secretary, treasurer and chief financial officer since our incorporation on May 2, 2001. Since 1983, he has been a licensed realtor involved in property development, sales and management. Mr. Malamas has been the principal of Brooklyn Property Management Limited, a private real estate management company, since 1984. He has also acted as president and a director of Patriarch, Inc. a private, mineral property exploration company, since 2001. Mr. Malamas spends approximately 25% of his business time on our operations.

Stewart Jackson, PhD., has acted as our director since February 19, 2002. He is a geologist with over 30 years experience in the mineral exploration and development industry. He holds a Bachelor of Science degree in geology from the University of Western Ontario, a Masters of Science degree in geology from the University of Toronto and a Ph.D. in stratigraphy and economic geology from the University of Alberta. Since 1987, Mr. Jackson has been a self-employed geological consultant working on various gold, silver, diamond and base metal projects in Canada and the United States. His work has included site remediation for environmental clearances; fuel blending and waste disposal and waste-water clean-up. He acted as president of Crown Resource Corp., a Canadian reporting company involved in mining exploration, from 1981 to 1987. Mr. Jackson spends approximately 3% of his business time on our operations.

James Michael Stewart has acted as our director since February 19, 2002. He received his Bachelor of Arts degree in Pre-Law from the University of Alabama in 1974. He then proceeded to study finance and business at the University of Georgia. From 1975 to 1976, Mr. Stewart served as vice-president of Occidental Petroleum Corporation's chemical group in Dallas, Texas. In this position, he was directly involved in corporate management, national and global business strategy, as well as mergers acquisitions and divestments. From 1985 to 1997, Mr. Stewart acted as vice-president and assistant to the president of a private food company located in Dallas. From 1987 to 1999, he acted as president and chief executive officer of Natural Gas Technologies, a independent Texas oil and gas producer. Since 2000, Mr. Stewart has acted as president of International Oil and Gas, Inc., a Delaware company involved in oil and gas exploration that trades on the National Quotation Bureau's pink sheets. Mr. Stewart spends approximately 3% of his business time on our operations.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of September 29, 2003, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial     Percent
Class         of beneficial owner               ownership      of class
---------      -------------------              ----------     --------
Common        Strato Malamas                    2,750,000       63.66%
Stock         4526 Underwood Avenue
              North Vancouver, B.C.
              Canada

Common         Stewart A.Jackson                  NIL               0%
Stock          P.O. Box 1085
               Winterhaven CA
               USA 92283-1085

               James Michael Stewart              NIL               0%
               650 Timber Way
               Highland Village, Texas
               76067

Common        All Officers and Directors        2,750,000       63.66%
Stock         as a Group that consists of
              three people
-----------------------------------------------------------------------
The percent of class is based on 4,319,893 shares of common stock issued and outstanding as of September 29, 2003.

                  Description Of Securities

General

Our authorized capital stock consists of 80,000,000 shares of common stock at a par value of $0.0001 per share and 20,000,000 shares of preferred stock at a par value of $0.0001 per share.

Common Stock

As of September 29, 2003, there were 4,319,893 shares of our common stock issued and outstanding that were held by 38 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                    Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Pannell Kerr Forster, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

           Disclosure Of Commission Position Of Indemnification For
                       Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware
Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

                   Organization Within Last Five Years

We were incorporated on May 2, 2001 under the laws of the state of Delaware. On that date, Strato Malamas was appointed as our president, chief executive officer, chief financial officer, secretary, treasurer and sole director.

On February 19, 2002, Stewart Jackson and James Michael Stewart were appointed as our directors.

Mr. Strato Malmas, our president, secretary, treasurer and a director, has been our sole promoter since our inception. Mr. Malamas acquired 2,750,000 shares of our common stock at a price of $0.0002 per share on February 22,2001.Mr. Malamas paid a total purchase price of $550.00 for these shares.

Mr. Malamas has provided us with non-interest bearing demand loans totaling $20,000 since our incorporation.

                         Description Of Business

In General

We are an exploration stage oil and gas company. We plan to ultimately engage in the acquisition and exploration of oil and gas properties and to exploit oil and gas reserves we discover that demonstrate economic feasibility. We own a 1% working interest, and corresponding 0.78% net revenue interest in an oil and gas lease covering 40 acres located three miles south of Tolar, Hood County, Texas, known as the Tolar Property. In addition, we have acquired a 25% working interest and corresponding 19.5% net revenue interest in a 111.89-acre lease located in Hood County, known as the Hood County Prospect. A "working interest" relates to the gross percentage that the holder of the interest must pay for expenses relating to the property or will receive from proceeds of the property. The "net revenue interest" is the "working interest" less any leasehold royalty interests held by third parties.

Our plan of operations is to participate in the drilling of exploratory wells on the Tolar Property and Hood County Prospect in order to ascertain whether these properties possess commercially exploitable reserves of oil or natural gas. There can be no assurance that a commercially exploitable oil and gas reserve exists on either property until test wells are drilled on each of them.

In order to proceed with the drilling of test wells on the Hood County and Tolar properties, we will need to hire an operator to oversee the process. The operator will be responsible for hiring all of the drill crew personnel and overseeing operations. We estimate that it will take three to six months in order to mobilize the drill crew, complete drilling and complete the well.

Tolar Property

Pursuant to an Assignment of Oil and Gas Lease dated April 18, 2002, we acquired an undivided 1% working interest, and corresponding 0.78% net revenue interest in an oil and gas lease covering 40 acres located three miles south of Tolar, Hood County,Texas for consideration of $7,500 paid to International Oil and Gas, Inc., a private Delaware company. One of our directors, James Michael Stewart, acts as the president of International Oil and Gas, Inc.

In order to maintain our 1% working interest in the property, we are required to fund 1% of all costs associated will the drilling of a test well on the property. The cost of this test well is estimated to be $463,547. International Oil and Gas, Inc. is responsible for the remaining 99% of the drilling costs relating to the Tolar property. We do not have any agreement or understanding with this company regarding the funding of the test well on this property. Accordingly, our share of these estimated costs will be approximately $ 4,635. It is anticipated that this test well will be drilled in fall of 2003. However, there is no guarantee that International Oil and Gas, Inc. will have sufficient funds for its portion of drilling costs by that time.

If the test well is successful and we encounter sufficient quantities of oil or natural gas, the drilling participants will tie-in the well to nearby pipelines. We would then be entitled to receive 0.78% of all net revenue generated by the well. There currently is a pipeline to the Hood County and Tolar properties. If our test wells are successful, the pipeline company will tie-in our production to the pipeline and charge us a percentage based on the amount of natural gas we sell through the pipeline. We have not executed a gas purchase agreement to date, as we have not yet determined whether or not our properties contain quantities of natural gas.

If the test well does not result in the discovery of commercial quantities of oil or gas, we will abandon our interest in the Tolar Property.

Hood County Prospect

Pursuant to a separate Farmout Agreement dated March 10, 2002, as amended, we paid $12,500 to International Oil and Gas,Inc.in consideration of it granting to us a 25% working interest and corresponding 19.5% net revenue interest in a
111.89 acre land parcel located in Hood County, Texas. One of our directors, James Michael Stewart, acts as president of International Oil and Gas, Inc.

In order to maintain our 25% working interest in the property, we are required to fund 100% of all costs associated with the drilling of a test well on the property. The cost of this test well is estimated to be $463,500, including completion costs.

Our agreement with International Oil and Gas, Inc. requires us to commence, or cause to be commenced, the drilling of the well by February 15, 2004. Subject to our ability to raise sufficient financing for the test well, it is anticipated that this test well will be drilled in fall of 2003. The agreement stipulates that we will be the operator of the lease which will require us to supervise the drilling of the well and to operate the lease if production is established. Accordingly, we will be required to hire staff or contract employees to perform these functions.

If the test well is successful and we encounter sufficient quantities of oil or natural gas, the drilling participants will tie-in the well to nearby pipelines. We would then be entitled to receive 19.5% of all net revenue generated by the well. If the test well does not result in the discovery of commercial quantities of oil or gas, we will abandon our interest in the Hood County Prospect.

If we are unable to locate oil or gas during test drilling at either property, we intend to locate and acquire additional interests in prospective oil and gas properties and attempt to raise sufficient funds to drill test wells on such properties. However, there is no guarantee that we will be able to acquire interests in suitable oil and gas properties or that we will be able to raise sufficient funds to drill test wells on them.

Location and History of Oil and Gas Properties

The Tolar Property and the Hood County Prospect are located approximately three miles south of the town of Tolar in southwestern Hood County, Texas. The area is bound by the Hood County line on the west and Highway 56 on the east. The north line is approximately one mile north of Highway 377 near Tolar, Texas and extends to the town of Paluxy on the south.

The site is located in the Fort Worth Basin that was formed by plate tectonic activity from the southeast as the South American plate pushed against the North American plate. "Plate tectonics" is the theory that the earth's outer layer consists of rigid plates that are in constant motion relative to one another. Plate tectonics accounts for all of the earth's surface feaures such as mountains and valleys. The Fort Worth Basin is one example of this. It was formed by the movement and collision of two specific plates: the South American plate and the North American plate.

This collision caused a bending down of the Texas Craton, the part of the state that is stable and forms its central mass, into a trench or basin. The entire region was submerged in water, and shales and limestones were deposited over the entire area. The organic rich fractured shales are a source and storage site for absorbed gas. The Barnett Shale, which underlies the Hood County properties, is the reservoir for continuous gas accumulation.

The Barnett Shale is a proven productive organic rich formation. The Southwest Tolar area is considered to be a probable and favorable Barnett Shale site due to the presence of faults, fractures, structures and good nearby Barnett Shale Zones.

Compliance with Government Regulation

Currently, governmental regulations do not materially restrict the exploration and development of oil and natural gas wells in Texas. However, the legal and regulatory framework that pertains to the Texas oil and gas industry may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from becoming profitable.

The Texas Railroad Commission has enacted rules and regulations relating to plugging, abandonment, removal, disposal and restoration obligations that relate to oil and gas exploration. We will be responsible for our working interest share of these costs, which are included in the estimates of test well drilling expenses outlined above.

We will be required to register with the State of Texas in order to commence business operations in the state. The anticipated cost of the registration is $200.

Employees

We have no employees as of the date of this prospectus other than our three directors. None of our directors receive payment for their services.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.


                          Plan Of Operations

Our current business plan is to drill one test well on each of the Tolar Property and Hood County Prospect. Specifically, we anticipate spending the following over the next twelve months:

  - $4,635, representing our portion of estimated costs associated with the drilling of a test well on the Tolar Property;

  - $313,500 representing the estimated costs associated with the drilling of a test well on the Hood County Prospect;

  - $150,000 representing the estimated costs associated with completion of the test well on the Hood County Prospect;

  - $10,000 on professional fees, including legal and audit costs we expect to incur in connection with the filing of this registration statement;

  * $5,000 on additional administrative expenses, including transfer agent costs, bank fees and office supply costs.

Total expenditures over the next twelve months are therefore expected to be $483,135.

While we currently have sufficient cash on hand to cover our portion of anticipated drilling costs associated with the proposed test well for the Tolar Property, we will not be able to proceed with a test well on the Hood County Prospect without without additional financing.

We plan on proceeding with the Tolar Property and Hood County Prospect test wells in fall of 2003. However, the Hood County Prospect test well will be subject to us raising sufficient financing for our portion of anticipated expenses prior to that time.

Our cash reserves are not sufficient to meet our obligations for the next twelve-month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain a short-term loan from our president, although no such arrangement has, as yet, been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our president to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

We do have enough cash on hand to complete our required portion of test well drilling costs on the Tolar Property. Any revenue we generate from the success of this well will be used to fund continuing business operations. However, there is no guarantee that we will realize any revenue from the Tolar Property.

If we do not complete the exploration expenditures required under the farm-out agreement for the Hood County Prospect, we will lose all our interest in the property. This agreement requires us to commence the drilling of a test well on the property by February 15, 2004 to a depth of 6,000 feet or until it encounters the Barnet shale formation, an underground area believed to contain oil and gas. Following drilling, we must complete the well or abandon it as a dry hole, that is a non-oil and gas producing well, within 120 days after the date of drilling. We shall not be liable for failure to drill a test well by February 15, 2004, but such failure will result in our loss of our interest in the property.

If we do not secure additional financing to drill the test well, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the Hood County Prospect. In such event, we would likely have to transfer or assign part of our interest in the property to the joint venture partner.

If we are unable to generate any revenue, raise additional capital or arrange for the joint venture development of our property interests, we will lose our interests in the Hood County and Tolar properties and shareholders may lose their entire investments as a result. As well, we will likely be force to suspend operations until such time as we are able to raise sufficient funds to proceed with further business operations.

Results Of Operations For Period Ended May 31, 2003

We have not earned any revenues, other than nominal bank interest of $974 and interest accrued on the note receivable of $3,605, from our incorporation on May 2, 2001 to May 31, 2003. Our activities have been financed from the proceeds of share subscriptions and from advances from our president totalling $20,000. We do not anticipate earning revenues until such time as we have completed the test wells on the Tolar Property and Hood County Prospect. We can provide no assurance that we will discover commercially exploitable amounts or oil or gas on our properties.

We incurred operating expenses in the amount of $56,313 for the period from inception to May 31, 2003. These operating expenses consisted of cash payments of $20,000 relating to our acquisition of working interests in the Tolar Property and Hood County Prospect, legal and accounting fees totaling $ 12,469, consulting fees of $20,954, transfer agent fees of $2,308, licenses and permit fees of $290, bank charges of $195, oil and gas well operating expenses of $55 and office costs of $42.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in its report that it has substantial doubt that we will be able to continue as a going concern.

At May 31, 2003, we had assets recorded at $49,165 consisting of cash of $10,624 and a promissory note receivable of $38,541 from our former consultant. The note is a non-interest bearing demand note, which for accounting purposes, was valued using an interest rate of 12% over the expected collection period, estimated to be three years. During the period ended July 31, 2002, the consulting contract was terminated and the consultant agreed to pay back the $49,000 that was originally paid to him. The consultant is required to pay this amount upon demand. The amount due does not bear interest.

Our liabilities at May 31, 2003 totalled $29,254 and consisted of a non-interest bearing, demand loan of $20,000 from Strato Malamas, our president and accounts payable totalling $9,254.

                         Description Of Property

Our executive offices are located at 4526 Underwood Avenue, North Vancouver, British Columbia, Canada. Mr.Strato Malamas, our president, provides this office space to us free of charge.

               Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  * Any of our directors or officers;
  * Any person  proposed as a nominee for  election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

Pursuant to an Assignment of Oil and Gas Lease dated April 18, 2002, we acquired an undivided 1% working interest, and corresponding 0.78% net revenue interest in an oil and gas lease covering 40 acres located three miles south of Tolar, Hood County,Texas for consideration of $7,500 paid to International Oil and Gas, Inc., a private Delaware company. One of our directors, James Michael Stewart, acts as the president of International Oil and Gas, Inc.

Pursuant to a separate Farmout Agreement dated March 10, 2002, as amended, we paid $12,500 to International Oil and Gas,Inc.in consideration of it granting to us a 25% working interest and corresponding 19.5% net revenue interest in a
111.89 acre land parcel located in Hood County, Texas.

Mr. Strato Malamas, our president and a director, loaned $20,000 to us on May 1, 2002 for business operations costs. These loans have no fixed terms of repayment and accrue no interest. Mr. Malamas intends to request repayment of these loans when we are in a position to repay them. No amounts have been repaid to date.

           Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As  of  the  date  of  this  registration   statement,   we  had  38  registered
shareholders.

Rule 144 Shares

A total of 2,750,000 shares of our common stock held by our president, Mr. Strato Malamas, were available for resale to the public after May 15, 2002 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 117,188 Shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 2,750,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Delaware Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                          Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended July 31, 2002.








                           Annual Compensation


                                     Other  Restricted  Options/ LTIP    All
                                    Annual    Stock     * SARs  payouts  Other
Name     Title  Year  Salary  Bonus  Comp.   Awarded       #)    ($)     Comp.
-------------------------------------------------------------------------------
Strato   Pres., 2002    $0    0      0        0             0      0
Malamas  CEO,
         Dir.

Stewart      ., 2002    $0    0      0        0             0      0
Jackson  Dir.

James
Stewart  Dir.   2002    $0    0      0        0             0      0


Stock Option Grants

We did not grant any stock options to the executive officers during our most recent fiscal year ended July 31, 2002. We have also not granted any stock options to the executive officers since July 31, 2002.

Consulting Agreements

We do not have any employment or consulting agreement with Mr. Malamas. We do not pay Mr. Malamas any amount for acting as a director.

We do not have any employment or consulting agreement with Mr. Jackson. We do not pay Mr. Jackson any amount for acting as a director of the Company.

We do not have any employment or consulting agreement with Mr. Stewart.
We do not pay Mr. Stewart any amount for acting as a director of the company.

                      Financial Statements

         GOENERGY, INC.
         (A Pre-Exploration Stage Company)

         Financial Statements
         July 31, 2002 and 2001 and May 31, 2003 and 2002 (unaudited) (U.S. Dollars)






         INDEX                                                            Page

         Report of Independent Chartered Accountants                       1

         Financial Statements

         Balance Sheets                                                    2

         Statements of Operations                                          3

         Statements of Stockholders' Equity                                4

         Statements of Cash Flows                                          5

         Notes to Financial Statements                                    6-10

              REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS

TO THE BOARD OF DIRECTORS
OF GOENERGY, INC.
(A Pre-Exploration Stage Company)


We have audited the balance sheets of GoEnergy, Inc. (A Pre-Exploration Stage Company) as at July 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for the year ended July 31, 2002 and for the period from inception (May 2, 2001) through July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2002 and 2001 and the results of its operations and its cash flows for the year ended July 31, 2002 and for the period from inception (May 2, 2001) through July 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has had no operations and has no established source of revenue and needs additional financing in order to complete its business plan. This raises substantial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Pannell Kerr Forster

Chartered Accountants

Vancouver, Canada
October 8, 2002 except as to note (9)(b)(iii) which is as of March 3, 2003

See notes to financial statements.
GOENERGY, INC.
(A Pre-Exploration Stage Company)
Balance Sheets
(U.S. Dollars)

=============================================================================================================
                                                          May 31,                      July 31,
                                                           2003                2002                2001
-------------------------------------------------------------------------------------------------------------
                                                       (unaudited)
Assets

Current
  Cash                                                    $10,624             $19,740             $36,455

Promissory Note Receivable (note 5)                        38,541              34,936                   0
-------------------------------------------------------------------------------------------------------------

Total Assets                                              $49,165             $54,676             $36,455
=============================================================================================================

Liabilities

Current

  Accounts payable and accrued liabilities                 $9,254              $3,000              $3,300
  Due to a shareholder (note 7)                            20,000              20,000                   0
-------------------------------------------------------------------------------------------------------------

Total Liabilities                                          29,254              23,000               3,300
-------------------------------------------------------------------------------------------------------------

Commitment (note 5)

Stockholders' Equity (notes 6 and 10)

Common  Stock  and  Paid-in  Capital  in  Excess of
$0.0001 Par value
  Authorized
    80,000,000    Common  shares  with a par  value
                  of $0.0001 each

    20,000,000    Preferred   shares   with  a  par
                  value of $0.0001 each
  Issued and outstanding
     4,319,893   (July  2002  -  4,319,893;   July
                  2001 - 4,266,293) common shares          71,645              71,645              68,965
Deficit Accumulated During the
Pre-Exploration Stage                                     (51,734)            (39,969)            (35,810)
-------------------------------------------------------------------------------------------------------------

Total Stockholders' Equity                                 19,911              31,676              33,155
-------------------------------------------------------------------------------------------------------------

Total Liabilities and Stockholders' Equity                $49,165             $54,676             $36,455
=============================================================================================================

                                        2
See notes to financial statements

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Statements of Operations
(U.S. Dollars)

==================================================================================================================================
                                                                                           Period from         Period from
                                                                                             Inception           Inception
                                                                                               (May 2,             (May 2,
                                                                          Year Ended           2001) to           2001) to
                                    Ten Months Ended May 31,                July 31,           July 31,            May 31,
                                    2003                 2002                 2002                2001               2003
----------------------------------------------------------------------------------------------------------------------------------
                               (unaudited)           (unaudited)                                                (unaudited)
Interest income                  $(3,689)                   $0               $(890)                $0             $(4,579)
Resource property

 expenditures (note 9)             7,555               10,000               12,500                 0               20,055
Professional fees                  6,304                1,665                5,365               800               12,469
Transfer agent fees                1,225                1,083                1,083                 0                2,308
Office                               290                   41                   42                 0                  332
Bank charges                          80                   92                  105                10                  195
Consulting fees (note 5)               0             (34,000)             (14,046)            35,000               20,954
----------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                $(11,765)              $21,119             $(4,159)         $(35,810)            $(51,734)
==================================================================================================================================
Weighted Average Number of
  Common Shares Outstanding     4,319,893            4,285,693            4,291,559         3,044,886
==================================================================================================================================
Net Income (Loss) Per Share     $ (0.003)              $ 0.005            $ (0.001)         $ (0.012)

==================================================================================================================================

                                       3
See notes to financial statements

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Statements of Stockholders' Equity
(U.S. Dollars)

==================================================================================================================
                                                                                    Deficit
                                                                                  Accumulated
                                                                                   During the         Total
                                                    Common Stock *              Pre-Exploration   Stockholders'
                                        ----------------------------------------
                                               Number              Amount            Stage           Equity
------------------------------------------------------------------------------------------------------------------
Issuances of Common Stock
  For cash
  -  Founder's shares, at inception                 5,500,000              $550               $0             $550
  -  Shares, private placement                      1,566,293            78,315                0           78,315
  -  Finder's fee                                           0           (7,400)                0          (7,400)
  Net loss for period                                       0                 0         (35,810)         (35,810)
------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2001, as
  previously recorded                               7,066,293            71,465         (35,810)           35,655
Prior period adjustment (note 10)
  Shares issued in error                          (2,800,000)           (2,500)                0           (2,500)
------------------------------------------------------------------------------------------------------------------
Balance, July 31, 2001,
 as restated                                       4,266,293            68,965         (35,810)           33,155
 Common stock
 Issued for cash, private
     Placement                                        53,600             2,680                0            2,680
 Net loss for year                                         0                 0          (4,159)          (4,159)
------------------------------------------------------------------------------------------------------------------

Balance, July 31, 2002                             4,319,893            71,645         (39,969)           31,676
Net loss for period (unaudited)                            0                 0         (11,765)         (11,765)
------------------------------------------------------------------------------------------------------------------

Balance, May 31, 2003
  (unaudited)                                      4,319,893           $71,645        $(51,734)          $19,911
==================================================================================================================

*  Common stock and additional paid-in capital in excess of $0.0001 par value

See notes to financial statements
                                       4

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Statements of Cash Flows
(U.S. Dollars)

==================================================================================================================================
                                                                                                  Period from         Period from
                                                                                                  Inception           Inception
                                                                                                   (May 2,             (May 2,
                                               Ten Months                     Year Ended           2001) to            2001) to
                                              Ended May 31,                     July 31,            July 31,             May 31,
                                        2003                 2002                 2002                2001                2003
----------------------------------------------------------------------------------------------------------------------------------
                                   (unaudited)          (unaudited)                                                  (unaudited)
Operating Activities
  Net income (loss)                  $(11,765)              $21,119            $(4,159)            $(35,810)          $(51,734)
 Items not involving cash
    Recovery of consulting fees              0                    0            (34,936)                   0            (34,936)
 Change in working capital items
    Promissory note receivable         (3,605)             (49,000)                  0                    0             (3,605)
    Accounts payable and accrued
    liabilities                          6,254                  700               (300)               3,300              9,254
----------------------------------------------------------------------------------------------------------------------------------
Cash Used in Operating Activities      (9,116)             (27,181)            (39,395)             (32,510)           (81,021)
----------------------------------------------------------------------------------------------------------------------------------
Financing Activities
  Due to Shareholder                        0               20,000              20,000                    0             20,000
  Common shares issued                      0                  180               2,680               68,965             71,645
----------------------------------------------------------------------------------------------------------------------------------
Cash Provided by Financing Activities       0               20,180              22,680               68,965             91,645
----------------------------------------------------------------------------------------------------------------------------------
Inflow (Outflow) of Cash               (9,116)              (7,001)            (16,715)              36,455             10,624
Cash, Beginning of Period              19,740               36,455              36,455                    0                  0
----------------------------------------------------------------------------------------------------------------------------------
Cash, End of Period                   $10,624              $29,454             $19,740              $36,455            $10,624
==================================================================================================================================

See notes to financial statements
                                        5

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Notes to Financial Statements
Year Ended July 31, 2002, Period from Inception (May 2, 2001) to July 31, 2001 and Period from Inception (May 2, 2001) to May 31, 2003 (unaudited) and ten months ended May 31, 2003 and 2002 (unaudited)
(U.S. Dollars)

================================================================================

1.       ORGANIZATION AND NATURE OF OPERATIONS

         The Company was incorporated May 2, 2001 in the State of Delaware and is in the pre-exploration stage. The Company has been primarily involved in organizational activities and has obtained an interest in certain oil and gas wells (note 9) and intends to carry out exploration work thereon.

2.       GOING CONCERN

         The Company's financial statements are prepared using the accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company's current operating funds are less than necessary to complete the exploration of the optioned oil and gas interest, and therefore will need to obtain additional financing in order to complete its business plan. As of May 31, 2003, the Company had cash in the amount of $10,624. The Company does not have any operations nor does it have any income. Its business plan calls for significant expenses in connection with the exploration of its optioned oil and gas interest (note 9). The Company does not currently have any arrangements for financing and can not provide any assurance it will be able to find such financing if required. An alternative for the financing of further exploration would be the offering of an interest in the Company's oil and gas interest to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

         If the Company does not complete the required option payments mandated in its option, it will lose its interest in the Hood County, Texas well and its business will fail.

3.       SIGNIFICANT ACCOUNTING POLICIES

         (a)      Pre-exploration expenditures

                  The Company is in the pre-exploration stage. All exploration expenditures are expensed as they are incurred.

         (b)      Net loss per share

                  Net loss per share computations are based on the weighted average number of common shares outstanding during the period.

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Notes to Financial Statements
Year Ended July 31, 2002, Period from Inception (May 2, 2001) to July 31, 2001 and Period from Inception (May 2, 2001) to May 31, 2003 (unaudited) and ten months ended May 31, 2003 and 2002 (unaudited)
(U.S. Dollars)

================================================================================

3.       SIGNIFICANT ACCOUNTING POLICIES (Continued)

         (c)      Use of estimates

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flows.

4.       FINANCIAL INSTRUMENTS

         (a)      Fair value

                  The carrying value of cash, accounts payable and accrued liabilities, and due to shareholder approximate their fair value because of the short maturity of these financial instruments.

                  The non-interest bearing promissory note receivable with no terms of repayment has been recorded in accordance with APB 21, whereby imputed interest is calculated over the expected period of collection of the note (note 5).

         (b)      Interest rate risk

                  The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and current liabilities.

         (c)      Credit risk

                  The Company's financial assets that are exposed to credit risk consist primarily of cash, which is placed with a major financial institution.

         (d)      Translation risk

                  The Company is exposed to translation risk to the extent expenditures incurred by the Company are not denominated in U.S. dollars.

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Notes to Financial Statements
Year Ended July 31, 2002, Period from Inception (May 2, 2001) to July 31, 2001 and Period from Inception (May 2, 2001) to May 31, 2003 (unaudited) and ten months ended May 31, 2003 and 2002 (unaudited)
(U.S. Dollars)

================================================================================

5.       PROMISSORY NOTE RECEIVABLE AND COMMITMENT

         At July 31, 2001, the Company was committed to pay $85,000 to an independent consultant to take the Company public. As at July 31, 2002, the Company had paid $49,000, of which $14,000 was paid during the year ended July 31, 2002 and $35,000 was paid during the period from inception (May 2, 2001) to July 31, 2001. The contract was terminated during the year ended July 31, 2002 and the consultant agreed to repay the Company $49,000. The $49,000 promissory note receivable is expected to be repaid within 3 years, and accordingly, imputed interest has been calculated at a rate of 12% over 3 years.

         ========================================================================================================
                                                                May 31,                    July 31,
                                                                 2003              2002              2001
         --------------------------------------------------------------------------------------------------------
                                   (unaudited)
         Non-interest bearing note                             $49,000           $49,000                $0
         Less:    Unamortized discount
                  based on 3 years                             (10,459)          (14,064)                0
         --------------------------------------------------------------------------------------------------------
         Note receivable less
          unamortized discount                                 $38,541           $34,936                $0
         ========================================================================================================

6.       COMMON STOCK

         In May, 2001, the Company issued 2.75 million shares of common stock at a price of $0.0002 per share to the founder of the Company for proceeds of $550 (note 10).

         During the period from inception (May 2, 2001) to July 31, 2001, the Company also arranged a private placement of up to 2.75 million shares of common stock at $0.05 per share. All common stock issued under the private placement are "restricted securities" as defined in Rule 144 of the United States of America Securities Act of 1933. As of July 31, 2001, the Company had issued 1,566,293 common shares for proceeds of $78,315. As part of arranging the private placement, the Company was charged a finder's fee of $7,400 (note 10).

         During the year ended July 31, 2002, as part of the private placement above, the Company issued 53,600 shares of common stock for proceeds of $2,680.

7.       RELATED PARTY TRANSACTIONS

         (a) During the year ended July 31, 2002 a shareholder, a director and the President of the Company, advanced funds to the Company in the way of a non-interest bearing demand loan for the Company to fulfill its operating obligations. Advances due to the shareholder at July 31, 2002 and May 31, 2003 amount to $20,000.

         (b) Office space is provided by the president of the Company, free of charge.

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Notes to Financial Statements
Year Ended July 31, 2002, Period from Inception (May 2, 2001) to July 31, 2001 and Period from Inception (May 2, 2001) to May 31, 2003 (unaudited) and ten months ended May 31, 2003 and 2002 (unaudited)
(U.S. Dollars)

================================================================================

7.       RELATED PARTY TRANSACTIONS (Continued)

         (c) During the year ended July 31, 2002, the Company acquired certain resource interests from a company whose president is also a director of the Company (note 9).

8.       INCOME TAXES

         ==========================================================================================================
                                                                May 31,            July 31,           July 31,
                                                                  2003               2002               2001
                                                             (unaudited)
         ----------------------------------------------------------------------------------------------------------
         Deferred tax asset
           Approximate net operating losses                      $33,900            $26,000           $35,500
           Approximate tax rate                                      35%                35%               35%
         ----------------------------------------------------------------------------------------------------------
                                                                  11,865              9,100            12,500
         Valuation allowance                                     (11,865)            (9,100)          (12,500)
         ----------------------------------------------------------------------------------------------------------
         Deferred tax asset                                           $0                 $0                $0
         ==========================================================================================================

         The valuation allowance reflects the Company's estimate that the tax assets, more likely than not, will not be realized.

         The Company has net operating losses of approximately $33,900, which will expire between 2021 and 2022.

9.       EXPLORATION EXPENDITURES

         (a)              During  the year  ended  July 31,  2002,  the  Company
                  purchased from International Oil and Gas, Inc. ("International"), a Texas company, a 1% working interest and 0.78% net revenue interest in an oil and gas lease in the wellbore and production of the Mesa Wood No. 1 property, Texas. Total consideration was $7,500 and the Company is to bear 1% of the working interest costs. The Company estimates the total costs associated with drilling a test well to be $463,547 for which the Company will be responsible for 1% or $4,635. At May 31, 2003, the well was in the early stages of production and no significant revenue has been received by the Company to date.

         (b) By letter agreement dated March 10, 2002, the Company acquired an option from International whereby the Company may acquire a 25% working interest and a 19.5% net revenue interest in an oil and gas well to be drilled in Hood County, Texas. Total consideration for this option is $10,000 and the Company is to bear all costs associated with the drilling, testing, completing and equipping of the well. The Company estimates the total costs associated with the drilling of a test well will be $463,500, including completion costs. Drilling must commence on or before October 31, 2002 and be completed within 120 days from commencement. The terms of payment of the consideration are as follows:

GOENERGY, INC.
(A Pre-Exploration Stage Company)
Notes to Financial Statements
Year Ended July 31, 2002, Period from Inception (May 2, 2001) to July 31, 2001 and Period from Inception (May 2, 2001) to May 31, 2003 (unaudited) and ten months ended May 31, 2003 and 2002 (unaudited)
(U.S. Dollars)

================================================================================

9.        EXPLORATION EXPENDITURES (Continued)

                (i)      payment of $2,500 upon signing of the agreement (paid);
               (ii)      payment of $2,500, on or before May 30, 2002 (paid);and
              (iii)        payment of $5,000 by the earlier of  commencement  of
                           drilling and October 31, 2002 (payment of the $5,000 by October 31, 2002 will extend the date drilling must commence from October 31, 2002 to on or before February 15, 2003). By an agreement dated February 13, 2003 between the Company and International, for consideration of the $5,000 and an additional $2,500 (both amounts were paid February 27, 2003) the date the Company must commence drilling is extended to February 15, 2004. As at May 31, 2003, drilling has not commenced.

10.      PRIOR PERIOD ADJUSTMENT

         During the year ended July 31, 2002, the Company:

         (i) issued, in error, 5.5 million common shares at $0.0001 instead of 2.75 million common shares at $0.0002 as stated in note 6;

         (ii) collected $2,500 as consideration for a subscription agreement to issue 50,000 common shares. The common shares were recorded as issued as at July 31, 2001. The subscription agreement was cancelled during 2001 and the $2,500 was returned to the subscriber during the year ended July 31, 2002.

         The 2.8 million common shares have been cancelled and retroactively restated as unissued shares.

              Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

 Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

  (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
  (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
  (3) a transaction from which the director derived an improper personal profit; and
  (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

  (1) such  indemnification  is  expressly  required to be made by law;

  (2)  the proceeding was authorized by our Board of Directors;
  (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
  (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:


Securities and Exchange Commission registration fee         $      6
Federal Taxes                                               $    NIL
Transfer Agent Fees                                         $  1,500
Accounting fees and expenses                                $  3,500
Legal fees and expenses                                     $ 10,000
Edgar filing fees                                           $  1,000
                                                            --------
Total                                                       $ 16,006
                                                            ========
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 2,750,000 shares of common stock on May 16, 2001 to Mr. Strato
Malamas.

Mr. Malamas is one of our directors and is our president and chief executive officer, secretary and treasurer. Mr. Malamas acquired 2,750,000 shares at a price of $0.0002 per share for total proceeds to us of $550.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the"Securities Act") and are restricted shares as defined in the Securities Act.

We initiated an offering of 2,750,000 shares of our common stock at a price of $0.05 per share of which 1,619,893 shares were subscribed for to a total of thirty seven purchasers between May 2, 2001 and July 31, 2002. The total amount received from this offering was $80,995. The offering was pursuant to Regulation S of the Securities Act. Each purchaser represented to us that he was a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers

Exhibits

Exhibit
Number            Description
-------------     --------------------
  1.1             Certificate of Incorporation*
  2.1             By-Laws*
  4.1             Share Certificate*
  5.1             Opinion of Randall W. Heinrich, sole principal of
                  Randall W. Heinrich, P.C., Member of Gillis, Paris and
                  Heinrich, PLLC., with consent to use
  5.2             Assignment of Oil and Gas Lease dated March 15, 2002
  5.3             Farmout Agreement dated March 10, 2002
  5.4             Farmout amending agreement dated June 5, 2002
  5.5             Farmout amending agreement dated February 13, 2003
  6.1             Consent of Pannell Kerr Forster, Chartered Accountants

* Previously filed with form SB-2 on March 25, 2003


Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 29, 2003.

                                            GoEnergy, Inc.

                                            By:/s/ Strato Malamas
                                            -------------------------
                                            Strato Malamas, President


                                Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Strato Malamas, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED             DATE

/S/ Strato Malamas      President, Chief Executive   September 29, 2003
----------------------  Officer, Chief Financial
Strato Malamas          Officer, Secretary, Treasurer,
                        principal executive officer,
                        principal accounting officer
                        and director

/s/ Stewart A. Jackson    Director                    September 29, 2003
----------------------
Stewart A. Jackson

/s/ James Michael Stewart Director                    September 29, 2003
----------------------
James Michael Stewart